Exhibit 4(b).4

AUTHORIZATION TERM PVCP/SPV N.º 018/2002-ANATEL
AUTHORIZATION TERM OF THE PERSONAL MOBILE SERVICE
ENTERED BY AGÊNCIA NACIONAL DE TELECOMUNICAÇÃO
(NATIONAL TELECOMMUNICATION AGENCY)-ANATEL AND
TELESP Celular S.A.

Hereby, on the one part, the AGÊNCIA NACIONAL DE TELECOMUNICAÇÕES (NATIONAL TELECOMMUNICATION AGENCY)– ANATEL, hereinafter referred to as ANATEL, an entity that is a part of the UNION, as per Federal Act n.º 9.472, of the 16th of July of 1997, Lei Geral de Telecomunicações – LGT( General Telecommunications Act – LGT) , registered at the General Registry of Income Tax Payers of the Ministry of Finance — CGC/MF under n.º 02.030.715/0001-12, here represented by the President of the Council of ANATEL LUIZ GUILHERME SCHYMURA DE OLIVEIRA together with the Counselor ANTÔNIO CARLOS VALENTE DA SILVA, and on the other part, TELESP Celular S.A., CNPJ under nº 02.319.126/0001-59, herein represented by its President, GILSON RONDINELLI FILHO, Brazilian, married, engineer, ID card – RG nº 4.347.710 — SSP/SP and by the Executive Vice-President, MARIA PAULA DE ALMEIDA MARTINS CANAIS, Portuguese, married, Mathematician, National Registration of Foreigners — RNE nº V329152-L, hereinafter referred to as AUTHORIZED, enter into the present AUTHORIZATION TERM, Anatel Case n.º 53500.001479/2001, that shall be governed by the following sections:

Chapter I

Subject Matter, Area and term of the Authorization

Section 1.1 – The subject-matter of this Term is the issuance of Authorization for the exploitation of the Personal Mobile Service- SMP, rendered under private regime, in the geographic area formed by the territories of the State of São Paulo, except for the cities of Altinópolis, Aramina, Batatais, Brodowski (Brodósqui), Buritizal, Cajurú, Cássia dos Coqueiros, Colômbia, Franca, Guaíra, Guará, Ipoã, Ituverava, Jardinópolis, Miguelópolis, Morro Agudo,Nuporanga, Orlândia, Ribeirão Corrente, Sales de Oliveira, Santa Cruz da Esperança,Santo Antonio da Alegria and São Joaquim da Barra, in the Region III of the PGA-SMP.

§1o – The subject-matter hereof include the Personal Mobile Service, rendered under private regime, according to the Anatel Regulation, and in special, as per the provisions in Regulation of the SMP and in the General Plan of Authorizations of the SMP.

§2o – The current Authorization is issued based on section 214, paragraph V, of the LGT General Telecommunications Act ) and in the “Rule for the Adjustment of Grant Instruments and Authorization of the Mobile Personal Service- SMC for the Personal Mobile Service – SMP, approved by the Resolution ANATEL n.º 318, of the 27th of September of 2002, and amended by the Resolution ANATEL n.º 326, of the 28th of November of 2002, hereinafter referred to as ADJUSTMENT RULE in substitution of the GRANT AGREEMENT Nº 016/97-DOTC/SFO/MC, of the 4th of November of 1997, D.O.U of the 5th of November of 1997, hereinafter referred to as SUBSTITUTED INSTRUMENT.

SECTION 1.2 — Personal Mobile Service is the land mobile telecommunication service of collective interest that enables the communication between the mobile stations and from a mobile station to other stations, once acknowledged the provisions of the regulation.

SECTION 1.3 – The AUTHORIZED is entitled to the industrial exploitation of the means related to services rendering, once observed the provisions in the regulations as well as those in sections 154 and 155 of the LGT.

SECTION 1.4 – The term of this Authorization for the exploitation of the SMP is not determined.

SECTION 1.5 – The service shall be exploited with the use, by the AUTHORIZED , of the sub-band of radio frequencies foreseen in the SUBSTITUTED INSTRUMENT, indicated below :

Transmission from the Mobile Station : 824,0 to 835,0 MHz / 845,0 to 846,5 MHz

Transmission from the Radio base Station : 869,0 to 880,0 MHz / 890,0 to 891,5 MHz

SECTION 1.6 – The right to use the radio frequencies mentioned in the previous SECTION shall remain in force until the 5th of August of 2008 that corresponds to the remaining term extended a single time for 15 years, being such extension against payment.

§1o – The use of the radio frequency shall occur in primarily and restricted to the Services Rendering Area.

§2o –The right to use the radio frequency depends on its efficient and proper use.

§3o – Radio frequency sharing, when it does not imply harmful interference or impose limits to the rendering of the SMP, may be authorized by Anatel.

SECTION 1.7 – The AUTHORIZED , in order to extend the right to use the radio-frequencies related hereto, shall pay, every two years, during the extension term, encumbrance corresponding to 2% (two per cent ) of the annual income of the year prior to the payment, of the SMP, free from taxes and social security taxes.

§1º In the calculation of the amount referred to in the caput of this SECTION, shall be considered the net income derived from the Alternative and Basic Service Plan, subject matter hereof.

§2º The calculation of the percentage referred to in the caput of this SECTION shall always be based on the net income of deduction of taxes and social taxes, determined between January and December of the previous year and obtained in the financial statements elaborated according to the fundamental accounting principles approved by the Management of the AUTHORIZED and audited by independent auditors, and maturity date shall be the 30 (thirty) of April of the subsequent year after the encumbrance is ascertained.

§3º The first installment of the encumbrance shall be due on the 30th (thirtieth ) of April of 2010, calculated based on the net income ascertained from the 1st of January to the 31st of December of 2009, and the subsequent installments shall be due at each twenty four months, having as the base date the calculation of the income of the previous year.

§4º The delay in payment of the encumbrance foreseen in this SECTION will imply charge of arrears fee of 0,33% (zero point thirty three per cent ) a day, up to the limit of 10% (ten per cent), added of the referential SELIC tax for federal bonds, to be applied over the value of the debt, considering all days of delay in payment.

SECTION 1.8 – The petition for the extension of the right to use radio frequencies shall be forwarded to Anatel in up to thirty months, prior to the due date of the original term.

Single Paragraph . Dismissal will only occur if the involved party is not making proper and rational use of the radio frequencies, if it has repeatedly incurred in violations in the performance of its activities, or if it is necessary to change the destination of the use of the radio frequency .

SECTION 1.9 — Anatel is AUTHORIZED to bring a new action of Authorization Grant for the exploitation of the SMP, in case an extension petition of up to 24 (twenty four) months prior to the original maturity date is not suddenly formulated.

Chapter II

Replacement Value

SECTION 2.1 – The value of replacement of the SUBSTITUTED INSTRUMENT hereby, is R$ 9.000,00 (nine thousand reais).

Single Paragraph . Non payment of the outstanding installments, derived from past commitments, related to the values owed by the Grant or Authorization of the Cellular Mobile Service — SMC, shall imply forfeiture hereof, regardless the application of other foreseen penalties.

Chapter III

Form and Conditions for the Rendering of Service

SECTION 3.1 – The AUTHORIZED promises to render the service, subject-matter hereof, in a way as to fully fulfill the obligations inherent to the service rendered under private regime, once observed the criteria , formulae and parameters herein defined.

Single Paragraph. The non-fulfillment of the obligations related to the subject-matter hereof, shall afford the application of the sanctions foreseen herein, shall allow for the temporary suspension, on the part of Anatel and, according to the case, forfeiture hereof shall be adjudicated, as per section 37 of the LGT.

SECTION 3.2 — THE AUTHORIZED shall exploit the service, subject-matter hereof at its own risks, within the regime of broad and fair competition set forth in LGT, being compensated by the prices charged, as per provisions herein.

§1º THE AUTHORIZED shall not be entitled to any type of exclusivity, any possibility of financial economical balance guarantee, and may not claim rights as to the admission of new providers of the same service.

§2º THE AUTHORIZED will not have acquired rights to the permanence of the conditions in force with the issuance hereof, or of the star of the activities, and shall observe the new conditions imposed by the law and by regulation.

§3o The norms shall grant enough time for the adjustment to the new conditions.

SECTION 3.3 – THE AUTHORIZED shall keep free access to emergency public services according to what was set forth in the regulation.

SECTION 3.4 – THE AUTHORIZED shall ensure to its user the free exercise of choice of STFC provider for long distance calls, as per the regulation of SMP, especially in the ADJUSTMENT RULE.

SECTION 3.5 – Changes in the shareholder control of the Authorized are subject to control on the part of Anatel for purposes of verification of the conditions that are essential for the forwarding and maintenance of the Authorization, as per the regulation.

Single Paragraph. These are essential for the forwarding and maintenance of the Authorization, among others, those foreseen in the SMP General Authorization Plan, section 10, § 2º of the PGO and in article 133 of the LGT.

SECTION 3.6 – The conveyance of the Authorization Plan is subject to the approval on the part of Anatel, once observed the requirements of the §2o of section 136 of the LGT.

Single Paragraph For the purposes of the paragraph I of section 98 of LGT, shall be considered the operation time of the Cellular Mobile Service during the enforcement of the SUBSTITUTED INSTRUMENT.

SECTION 3.7 — The AUTHORIZED shall freely determine the prices to be charged for the rendering of the SMP, defining the Services Plan with structures, forms, criteria and values that shall be reasonable and non discriminatory, and that may vary due to technical characteristics, of specific costs and use offered to the users, as per definition of the SMP regulation, specially in the ADJUSTMENT RULE.

Chapter IV

Coverage Commitments

SECTION 4.1 – Coverage commitments foreseen in the SUBSTITUTED INSTRUMENT shall be maintained, including the coverage and service obligations.

SECTION 4.2 – The non-compliance of the commitments causes the Authorized to be subject to sanctions foreseen herein, and in the regulation, and as a result, the termination of the Authorization may occur.

Chapter V

Quality of Service

SECTION 5.1 – It is an assumption hereof the adequate quality of the services rendered by the AUTHORIZED , being as such considered, the service that satisfies the conditions of regularity, efficiency, safety, updating, generality and courtesy.

§1º — Regularity will be characterized by the continuous exploitation of the service with strict compliance with what is set forth in the Anatel rules.

§2º — Efficiency will be characterized by the attainment and maintenance of the parameters contained herein and by the service to the user , rendered within the term foreseen herein.

§3º — Safety in the e4xploitationof the service shall be characterized by the confidentiality pf the data related to the use of the service by the users, as well as by the full maintenance of the confidentiality regarding the conveyed information in the scope of its exploitation.

§4º — Update will be characterized by the modernity of the equipment, of the premises and techniques of exploitation of the service, with the use of technological advances that definitely will benefit the users, once respected the provisions hereof.

§5º — Generality will be characterized by the non discriminatory rendering of services to any and all users, with the commitment on the part of the Authorized to render the service to whoever requests it as per the regulation.

§6º — Courtesy will be characterized by the respectful and immediate service rendered to all users of the authorized service, as well as by the compliance with the obligations to inform and provide immediate and polite services to all, users or non users that may request from the AUTHORIZED, information, provisions or any kind of request as per the determinations hereof.

SECTION 5.2 — THE AUTHORIZED shall meet the quality targets determined in the Plano Geral de Metas de Qualidade — PGNQ ( General Target Plan of Quality- PGMQ) for the SMP.

Single Paragraph. For the purposes of the provisions in the §5º of section 1st of the PGMQ – SMP, it shall be considered as the starting point of the commercial operation of the SMP in a place where there already exists SMC services rendering, the publishing date of the extract hereof.

SECTION 5.3 – The exploitation of the authorized service may only be interrupted according to the Regulation of the SMP, published by Anatel.

Chapter VI

Numbering Plan

SECTION 6.1 — THE AUTHORIZED compromises to obey the Numbering Regulations published by Anatel, and shall ensure to the user of the service, the portability of the access codes as per regulation.

Chapter VII

Users Charges

SECTION 7.1 – The amount, measuring form and the criteria for charging for the services rendered, shall be set forth by the Authorized, based on the determinations of the SMP Regulation, once observed the content of section 3.7 hereof.

Chapter VIII

Users Rights and Duties

SECTION 8.1 – Users Rights and Duties are those set forth in the LGT and in the regulation, at no loss of the rights foreseen in Law no 8.078, of the 11th of November of 1990 in the cases regulated by it, nor of those included in the SMP rendering agreement.

Chapter IX

Authorized Rights and Duties

SECTION 9.1 – The rights and duties of the Authorized are those set forth in the LGT and in the regulation.

SECTION 9.2 – In services hiring and equipment and material acquisition in relation herewith, the Authorized obliges to consider offers from independent suppliers, including the national ones, and to base its decisions, in respect to the several offers presented, in the compliance of the objective price criteria, delivery conditions and technical specifications in the appropriate regulation.

Single Paragraph. Regarding the mentioned hiring process, the procedures of the Regulation on the Services Hiring Procedures and Material and Equipment Acquisition by the Telecommunication Services Providers, approved by the Resolution n.º 155 of Anatel, of the 5th of August of 1999.

Chapter X

Anatel Obligations and Prerogatives

SECTION 10.1 – Aside from other prerogatives inherent to its regulatory organ function and from the other obligations derived hereof, Anatel will :

I – follow up and inspect the exploitation of the service, in order to comply with the regulation;

II – regulate the exploitation of the authorized service;

III – apply the punishment foreseen in the service regulation, specially herein;

IV – to watch over the good quality of the service, to receive, select and solve complaints and claims of the users, making them aware, within a 90 days period of time, of the actions taken to avoid them to be deprived of their rights;

V – to declare terminated the Authorization in the events foreseen in the LGT;

VI – to watch over the guarantee of interconnection, annulling eventual issues arisen between the AUTHORIZED and the other providers;

VII – to constantly follow up the relationship between the Authorized and the other providers, solving conflicts that may arise;

VIII – to restrain behaviors of the Authorized that are against the free competition regime, observed in the competences of the CADE, the regulation and specially the content of sections 10.2. and 10.3. hereof;

IX – to perform the activity of inspecting the service, as per provisions herein; and

X – collect taxes related to FISTEL, adopting the provisions foreseen in law.

SECTION 10.2 — Anatel might file a Proceeding to Ascertain the Non Compliance of the Obligations (PADO), veered towards ascertaining untruthfulness or non-substance of the conditions stated by the AUTHORIZED , related to the non-participation in the control of the other companies or to other economical concentration preventive bars, whenever there are signs of relevant influence of such , of its associated companies, controlled or controllers over the legal entity of the SMP provider, in the terms of the Regulation for the Control and Transfer Verification in Companies Providers of Telecommunication Services, approved by the Resolution n.º 101 of Anatel, of the 04th of February of 1999.

Single Paragraph. The evidence, after the procedure foreseen in this section of the existence of any situation that characterizes untruthfulness or lack of substance of the conditions stated by the Authorized shall configure the disfranchisement hereof, according to section 139 of the LGT.

SECTION 10.3 — Anatel may still file an administrative procedure veered towards ascertaining any misdemeanor against the economical order foreseen in Law n.º 8.884/94.

Chapter XI

Inspection regime

SECTION 11.1 — Anatel shall perform the inspection of the services so as to ensure the compliance with the commitments herein.

§1º — Inspection to be performed by Anatel will cover the inspection and the follow up of the activities, equipment and premises of the AUTHORIZED , implying broad access to all data and information of the Authorized or of third parties.

§2º — Information gathered during inspection activities will be published in the Library, except for those, that by request of the AUTHORIZED , are considered as confidential by Anatel.

§3º — Information that are considered as confidential , as per the previous paragraph, shall only be used in the procedures related hereto, responding to Anatel and to those indicated by Anatel, for any disclosure, broad or restricted, of such information outside the usage scope.

SECTION 11.2 – The AUTHORIZED , by means of an appointed representative, may follow all and every activity of Anatel inspection, not being entitled to oppose or prevent the inspection, under risk of incurring in the punishment foreseen in the regulation.

Chapter XII

Telecommunication Nets and Access to Visiting Users

SECTION 12.1 – THE AUTHORIZED regarding the implementation and operation of the Telecommunication Nets veered towards providing support to SMP, shall observe the provisions in the regulation, specially in the Telecommunication Services Regulation n.º 73, of the 25th of November of 1998; in the General Regulation of Interconnection, approved by the Resolution no 40, of the 23rd of July of 1998; and in the regulation of the SMP.

Single Paragraph. The change in technology standards, promoted by the AUTHORIZED , may not burden unilateral and arbitrarily the user, including with respect to the existing conditions of services to the visiting users.

SECTION 12.2 – Compensation by the use of nets between the Authorized and the other providers of telecommunication services, shall comply with the provision in section 152 of the LGT and in the SMP regulation, especially in the ADJUSTMENT RULE.

Single Paragraph. The document foreseen in item 7 of the ADJUSTMENT RULE becomes hereinafter Attachment I hereto.

Chapter XIII

Sanctions

SECTION 13.1 — THE AUTHORIZED is subject to Anatel inspection, once respected the legal provisions and related regulations, and shall, whenever required to do so, be accountable for as per regulations of the SMP, allowing free access to its technical resources and accounting records.

SECTION 13.2 – non-compliance with conditions or commitments associated to the Authorization, shall subject the Authorized to caveat sanctions, fines, temporary probation or forfeiture, as per provision of the SMP.

Chapter XIV

Termination of the Authorization

SECTION 14.1 – Authorization shall be deemed to be terminated due to disfranchisement, forfeiture, decay, waive or annulment, as per sections 138 to 144 of the LGT and according to the proceedings in the regulation.

Single Paragraph. The termination statement shall not elide the application of the adequate punishments, as per provisions hereof, by the wrongdoings performed by the AUTHORIZED.

Chapter XV

Legal Regime and Applicable documents

SECTION 15.1 – This Authorization is governed, without detracting the other integrant rules of the Brazilian Legal Order, by the LGT, and the regulations derived thereof.

SECTION 15.2 – In the exploitation of the services authorized hereby, the regulations of Anatel shall be complied, as part hereof, specially the documents related with the SMP Regulation.

SECTION 15.4 – In the interpretation of the norms and provisions hereof, shall be taken into consideration, aside from the documents referred to in this Chapter, the general hermeneutic rules and the norms and principles contained in the LGT.

Chapter XVI

Transitory Provisions

SECTION 16.1 – Until the Approval or the covenant of the VU-M, as per the option of the SMP provider, shall be maintained both the value of the Net Compensation , and the criteria for the processing and values conveyance between the providers of Cellular Mobile Services and the Fixed Commuted Telephone Service.

Chapter XVII

Venue

SECTION 17.1 — The Court of the Judiciary Section of the Federal Justice of Brasilia, Federal District , is hereby elected to settle any conflicts arising herefrom or relating hereto, to the exclusion of any other, however privileged.

Chapter XVIII

Final Provisions

SECTION 18.1 – This Authorization Term shall become in force after the disclosure of its extract in the Federal Official Gazette.

SECTION 18.2 –Except for the provisions herein entrusted, any other provisions of the Substituted Instrument become null, as per §2º of section 1.1.

IN WITNESS WHEREOF, the parties sign this document in 03 ( three) counterparts of equal tenor and form, in the presence of witnesses who also sign below, so that it will produce the due legal effects. Brasília, the 10th of December of 2002.

On behalf of ANATEL:

LUIZ GUILHERME SCHYMURA DE OLIVEIRA
President of the Board

ANTÔNIO CARLOS VALENTE DA SILVA
Counselor

On behalf of the AUTHORIZED :

GILSON RONDINELLI FILHO
President

MARIA PAULA DE ALMEIDA MARTINS CANAIS
Executive Vice-President

Witnesses:

JARBAS JOSÉ VALENTE
4.346/D CREA-DF

BRUNO DE CARVALHO RAMOS
5.060.107.391/D CREA-SP

ATTACHMENT I
STATEMENT OF OPTION

According to what is provided in item 7 of the ADJUSTMENT RULE, TELESP Celular S.A., General Taxpayer’s register — CNPJ N.º 02.319.126/0001-59, herein represented by its President, GILSON RONDINELLI FILHO, Brazilian, married, engineer, ID Card – RG nº 4.347.710 — SSP/SP, opts for the submission to item 5 and its sub-items of the Norms of Compensation Criteria by the Use of the Nets of the Providers of Personal Mobile Service – SMP, approved by the Resolution nº 319, of the 27th of September of 2002, requesting the approval of the TU-M whose maximum value shall be the maximum value of the initial VU-M of its Service Area.

Brasília, the 1oth of December of 2002.

GILSON RONDINELLI FILHO
President

AUTHORIZATION TERM PVCP/SPV N° 018/2002-ANATEL
AUTHORIZATION TERM OF THE PERSONAL MOBILE SERVICE ENTERED
BY AGÊNCIA NACIONAL DE TELECOMUNICAÇÃO (NATIONAL
TELECOMMUNICATION AGENCY)- ANATEL AND
TELESP Celular S.A.

Hereby, on the one part, the AGÊNCIA NACIONAL DE TELECOMUNICAÇÕES (NATIONAL TELECOMMUNICATION AGENCY)–ANATEL, hereinafter referred to as ANATEL, an entity that is a part of the UNION, as per Federal Act n.°9.472, of the 16th of July of 1997, Lei Geral de Telecomunicações – LGT( General Telecommunications Act –LGT) , registered at the General Registry of Income Tax Payers of the Ministry of Finance - CGC/MF under n.°02.030.715/0001-12, here represented by the President of the Council of ANATEL LUIZ GUILHERME SCHYMURA DE OLIVEIRA together with the Counselor LUIZ TITO CERASOLI, and on the other part, TELESP Celular S.A., registered at the General Registry of Income Tax Payers of the Ministry of Finance -CNPJ under n° 02.319.126/0001-59, herein represented by its President, GILSON RONDINELLI FILHO, Brazilian, married, engineer, ID card – RG n° 4.347.710 SSP/SP and by the Executive Vice-President, MARIA PAULA DE ALMEIDA MARTINS CANAIS, Portuguese, married, Mathematician, National Registration of Foreigners - RNE n° V329152-L, hereinafter referred to as AUTHORIZED, enter into the present

AUTHORIZATION TERM, Anatel Case n.° 53500.001479/2001, that shall be governed by the following sections:

Chapter I

Subject Matter, Area and term of the Authorization

Section 1.1 – The subject-matter of this Term is the issuance of Authorization for the exploitation of the Personal Mobile Service- SMP, rendered under private regime, in the geographic area formed by the territories of the Cities of Ribeirão Preto e Guatapará and the District of Bonfim Paulista, in the Region III of the PGA-SMP.

§1o – The subject-matter hereof include the Personal Mobile Service, rendered under private regime, according to the Anatel Regulation, and in special, as per the provisions in Regulation of the SMP and in the General Plan of Authorizations of the SMP.

§2o – The current Authorization is issued based on section 214, paragraph V, of the LGT General Telecommunications Act ) and in the “Rule for the Adjustment of Grant Instruments and Authorization of the Mobile Personal Service- SMC for the Personal Mobile Service – SMP, approved by the Resolution ANATEL n.° 318, of the 27th of September of 2002, and amended by the Resolution ANATEL n.° 326, of the 28th of November of 2002, hereinafter referred to as ADJUSTMENT RULE in substitution of the GRANT AGREEMENT N° 012/97-DOTC/SFO/MC, of the 4th of November of 1997, D.O.U of the 5th of November of 1997, hereinafter referred to as SUBSTITUTED INSTRUMENT.

SECTION 1.2 - Personal Mobile Service is the land mobile telecommunication service of collective interest that enables the communication between the mobile stations and from a mobile station to other stations, once acknowledged the provisions of the regulation. SECTION 1.3 – The AUTHORIZED is entitled to the industrial exploitation of the means related to services rendering, once observed the provisions in the regulations as well as those in sections 154 and 155 of the LGT.

SECTION 1.4 – The term of this Authorization for the exploitation of the SMP is not determined.

SECTION 1.5 – The service shall be exploited with the use, by the AUTHORIZED , of the sub-band of radio frequencies foreseen in the SUBSTITUTED INSTRUMENT, indicated below :

Transmission from the Mobile Station : 824,0 to 835,0 MHz / 845,0 to 846,5 MHz

Transmission from the Radio base Station : 869,0 to 880,0 MHz / 890,0 to 891,5 MHz

SECTION 1.6 – The right to use the radio frequencies mentioned in the previous SECTION shall remain in force until the 20th of January of 2009, that corresponds to the remaining term extended a single time for 15 years, being such extension against payment.

§1o – The use of the radio frequency shall occur in primarily and restricted to the Services Rendering Area.

§2o – The right to use the radio frequency depends on its efficient and proper use.

§3o – Radio frequency sharing, when it does not imply harmful interference or impose limits to the rendering of the SMP, may be authorized by Anatel.

SECTION 1.7 – The AUTHORIZED , in order to extend the right to use the radio-frequencies related hereto, shall pay, every two years, during the extension term, encumbrance corresponding to 2% (two per cent ) of the annual income of the year prior to the payment, of the SMP, free from taxes and social security taxes.

§1o In the calculation of the amount referred to in the caput of this SECTION, shall be considered the net income derived from the Alternative and Basic Service Plan, subject matter hereof.

§2o The calculation of the percentage referred to in the caput of this SECTION shall always be based on the net income of deduction of taxes and social taxes, determined between January and December of the previous year and obtained in the financial statements elaborated according to the fundamental accounting principles approved by the Management of the AUTHORIZED and audited by independent auditors, and maturity date shall be the 30 (thirty) of April of the subsequent year after the encumbrance is ascertained.

§3o The first installment of the encumbrance shall be due on the 30th (thirtieth ) of April of 2011, calculated based on the net income ascertained from the 1st of January to the 31st of December of 2010, and the subsequent installments shall be due at each twenty four months, having as the base date the calculation of the income of the previous year.

§4o The delay in payment of the encumbrance foreseen in this SECTION will imply charge of arrears fee of 0,33% (zero point thirty three per cent ) a day, up to the limit of 10% (ten per cent), added of the referential SELIC tax for federal bonds, to be applied over the value of the debt, considering all days of delay in payment.

SECTION 1.8 – The petition for the extension of the right to use radio frequencies shall be forwarded to Anatel in up to thirty months, prior to the due date of the original term.

Single Paragraph. Dismissal will only occur if the involved party is not making proper and rational use of the radio frequencies, if it has repeatedly incurred in violations in the performance of its activities, or if it is necessary to change the destination of the use of the radio frequency .

SECTION 1.9 - Anatel is AUTHORIZED to bring a new action of Authorization Grant for the exploitation of the SMP, in case an extension petition of up to 24 (twenty four) months prior to the original maturity date is not suddenly formulated.

Chapter II

Replacement Value

SECTION 2.1 – The value of replacement of the SUBSTITUTED INSTRUMENT hereby, is R$ 9.000,00 (nine thousand reais).

Single Paragraph. Non payment of the outstanding installments, derived from past commitments, related to the values owed by the Grant or Authorization of the Cellular Mobile Service - SMC, shall imply forfeiture hereof, regardless the application of other foreseen penalties.

Chapter III

Form and Conditions for the Rendering of Service

SECTION 3.1 – The AUTHORIZED promises to render the service, subject-matter hereof, in a way as to fully fulfill the obligations inherent to the service rendered under private regime, once observed the criteria , formulae and parameters herein defined.

Single Paragraph. The non-fulfillment of the obligations related to the subject-matter hereof, shall afford the application of the sanctions foreseen herein, shall allow for the temporary suspension, on the part of Anatel and, according to the case, forfeiture hereof shall be adjudicated, as per section 37 of the LGT.

SECTION 3.2 - THE AUTHORIZED shall exploit the service, subject-matter hereof at its own risks, within the regime of broad and fair competition set forth in LGT, being compensated by the prices charged, as per provisions herein.

§1o THE AUTHORIZED shall not be entitled to any type of exclusivity, any possibility of financial economical balance guarantee, and may not claim rights as to the admission of new providers of the same service.

§2o THE AUTHORIZED will not have acquired rights to the permanence of the conditions in force with the issuance hereof, or of the star of the activities, and shall observe the new conditions imposed by the law and by regulation.

§3o The norms shall grant enough time for the adjustment to the new conditions.

SECTION 3.3 – THE AUTHORIZED shall keep free access to emergency public services according to what was set forth in the regulation.

SECTION 3.4 – THE AUTHORIZED shall ensure to its user the free exercise of choice of STFC provider for long distance calls, as per the regulation of SMP, especially in the ADJUSTMENT RULE.

SECTION 3.5 – Changes in the shareholder control of the Authorized are subject to control on the part of Anatel for purposes of verification of the conditions that are essential for the forwarding and maintenance of the Authorization, as per the regulation.

Single Paragraph. These are essential for the forwarding and maintenance of the Authorization, among others, those foreseen in the SMP General Authorization Plan, section 10, § 2° of the PGO and in article 133 of the LGT.

SECTION 3.6 – The conveyance of the Authorization Plan is subject to the approval on the part of Anatel, once observed the requirements of the §2o of section 136 of the LGT.

Single Paragraph. For the purposes of the paragraph I of section 98 of LGT, shall be considered the operation time of the Cellular Mobile Service during the enforcement of the SUBSTITUTED INSTRUMENT.

SECTION 3.7 - The AUTHORIZED shall freely determine the prices to be charged for the rendering of the SMP, defining the Services Plan with structures, forms, criteria and values that shall be reasonable and non discriminatory, and that may vary due to technical characteristics, of specific costs and use offered to the users, as per definition of the SMP regulation, specially in the ADJUSTMENT RULE.

Chapter IV

Coverage Commitments

SECTION 4.1 – Coverage commitments foreseen in the SUBSTITUTED INSTRUMENT shall be maintained, including the coverage and service obligations.

SECTION 4.2 – The non-compliance of the commitments causes the Authorized to be subject to sanctions foreseen herein, and in the regulation, and as a result, the termination of the Authorization may occur.

Chapter V

Quality of Service

SECTION 5.1 – It is an assumption hereof the adequate quality of the services rendered by the AUTHORIZED , being as such considered, the service that satisfies the conditions of regularity, efficiency, safety, updating, generality and courtesy.

§1o - Regularity will be characterized by the continuous exploitation of the service with strict compliance with what is set forth in the Anatel rules.

§2o - Efficiency will be characterized by the attainment and maintenance of the parameters contained herein and by the service to the user , rendered within the term foreseen herein.

§3o - Safety in the e4xploitationof the service shall be characterized by the confidentiality pf the data related to the use of the service by the users, as well as by the full maintenance of the confidentiality regarding the conveyed information in the scope of its exploitation.

§4o - Update will be characterized by the modernity of the equipment, of the premises and techniques of exploitation of the service, with the use of technological advances that definitely will benefit the users, once respected the provisions hereof.

§5o - Generality will be characterized by the non discriminatory rendering of services to any and all users, with the commitment on the part of the Authorized to render the service to whoever requests it as per the regulation.

§6o - Courtesy will be characterized by the respectful and immediate service rendered to all users of the authorized service, as well as by the compliance with the obligations to inform and provide immediate and polite services to all, users or non users that may request from the AUTHORIZED, information, provisions or any kind of request as per the determinations hereof.

SECTION 5.2 - THE AUTHORIZED shall meet the quality targets determined in the Plano Geral de Metas de Qualidade - PGNQ ( General Target Plan of Quality- PGMQ) for the SMP.

Single Paragraph. For the purposes of the provisions in the §5° of section 1st of the PGMQ – SMP, it shall be considered as the starting point of the commercial operation of the SMP in a place where there already exists SMC services rendering, the publishing date of the extract hereof.

SECTION 5.3 – The exploitation of the authorized service may only be interrupted according to the Regulation of the SMP, published by Anatel.

Chapter VI

Numbering Plan

SECTION 6.1 - THE AUTHORIZED compromises to obey the Numbering Regulations published by Anatel, and shall ensure to the user of the service, the portability of the access codes as per regulation.

Chapter VII

Users Charges

SECTION 7.1 – The amount, measuring form and the criteria for charging for the services rendered, shall be set forth by the Authorized, based on the determinations of the SMP Regulation, once observed the content of section 3.7 hereof.

Chapter VIII

Users Rights and Duties

SECTION 8.1 – Users Rights and Duties are those set forth in the LGT and in the regulation, at no loss of the rights foreseen in Law no 8.078, of the 11th of November of 1990 in the cases regulated by it, nor of those included in the SMP rendering agreement.

Chapter IX

Authorized Rights and Duties

SECTION 9.1 – The rights and duties of the Authorized are those set forth in the LGT and in the regulation.

SECTION 9.2 – In services hiring and equipment and material acquisition in relation herewith, the Authorized obliges to consider offers from independent suppliers, including the national ones, and to base its decisions, in respect to the several offers presented, in the compliance of the objective price criteria, delivery conditions and technical specifications in the appropriate regulation.

Single Paragraph. Regarding the mentioned hiring process, the procedures of the Regulation on the Services Hiring Procedures and Material and Equipment Acquisition by the Telecommunication Services Providers, approved by the Resolution n.° 155 of Anatel, of the 5th of August of 1999.

Chapter X

Anatel Obligations and Prerogatives

SECTION 10.1 – Aside from other prerogatives inherent to its regulatory organ function and from the other obligations derived hereof, Anatel will :

I – follow up and inspect the exploitation of the service, in order to comply with the regulation;
II – regulate the exploitation of the authorized service;
III – apply the punishment foreseen in the service regulation, specially herein;
IV – to watch over the good quality of the service, to receive, select and solve complaints and claims of the users, making them aware, within a 90 days period of time, of the actions taken to avoid them to be deprived of their rights;
V – to declare terminated the Authorization in the events foreseen in the LGT;
VI – to watch over the guarantee of interconnection, annulling eventual issues arisen between the AUTHORIZED and the other providers;
VII – to constantly follow up the relationship between the Authorized and the other providers, solving conflicts that may arise;
VIII – to restrain behaviors of the Authorized that are against the free competition regime, observed in the competences of the CADE, the regulation and specially the content of sections 10.2. and 10.3. hereof;
IX – to perform the activity of inspecting the service, as per provisions herein; and
X – collect taxes related to FISTEL, adopting the provisions foreseen in law.

SECTION 10.2 - Anatel might file a Proceeding to Ascertain the Non Compliance of the Obligations (PADO), veered towards ascertaining untruthfulness or non-substance of the conditions stated by the AUTHORIZED , related to the non-participation in the control of the other companies or to other economical concentration preventive bars, whenever there are signs of relevant influence of such , of its associated companies, controlled or controllers over the legal entity of the SMP provider, in the terms of the Regulation for the Control and Transfer Verification in Companies Providers of Telecommunication Services, approved by the Resolution n.° 101 of Anatel, of the 04th of February of 1999.

Single Paragraph. The evidence, after the procedure foreseen in this section of the existence of any situation that characterizes untruthfulness or lack of substance of the conditions stated by the Authorized shall configure the disfranchisement hereof, according to section 139 of the LGT.

SECTION 10.3 - Anatel may still file an administrative procedure veered towards ascertaining any misdemeanor against the economical order foreseen in Law n.° 8.884/94.

Chapter XI

Inspection regime

SECTION 11.1 - Anatel shall perform the inspection of the services so as to ensure the compliance with the commitments herein.

§1o - Inspection to be performed by Anatel will cover the inspection and the follow up of the activities, equipment and premises of the AUTHORIZED , implying broad access to all data and information of the Authorized or of third parties.

§2o - Information gathered during inspection activities will be published in the Library, except for those, that by request of the AUTHORIZED , are considered as confidential by Anatel.

§3o - Information that are considered as confidential , as per the previous paragraph, shall only be used in the procedures related hereto, responding to Anatel and to those indicated by Anatel, for any disclosure, broad or restricted, of such information outside the usage scope.

SECTION 11.2 – The AUTHORIZED , by means of an appointed representative, may follow all and every activity of Anatel inspection, not being entitled to oppose or prevent the inspection, under risk of incurring in the punishment foreseen in the regulation.

Chapter XII

Telecommunication Nets and Access to Visiting Users

SECTION 12.1 – THE AUTHORIZED regarding the implementation and operation of the Telecommunication Nets veered towards providing support to SMP, shall observe the provisions in the regulation, specially in the Telecommunication Services Regulation n.° 73, of the 25th of November of 1998; in the General Regulation of Interconnection, approved by the Resolution no 40, of the 23rd of July of 1998; and in the regulation of the SMP.

Single Paragraph. The change in technology standards, promoted by the AUTHORIZED , may not burden unilateral and arbitrarily the user, including with respect to the existing conditions of services to the visiting users.

SECTION 12.2 – Compensation by the use of nets between the Authorized and the other providers of telecommunication services, shall comply with the provision in section 152 of the LGT and in the SMP regulation, especially in the ADJUSTMENT RULE.

Single Paragraph. The document foreseen in item 7 of the ADJUSTMENT RULE becomes hereinafter Attachment I hereto.

Chapter XIII

Sanctions

SECTION 13.1 - THE AUTHORIZED is subject to Anatel inspection, once respected the legal provisions and related regulations, and shall, whenever required to do so, be accountable for as per regulations of the SMP, allowing free access to its technical resources and accounting records. SECTION 13.2 – non-compliance with conditions or commitments associated to the Authorization, shall subject the Authorized to caveat sanctions, fines, temporary probation or forfeiture, as per provision of the SMP.

Chapter XIV

Termination of the Authorization

SECTION 14.1 – Authorization shall be deemed to be terminated due to disfranchisement, forfeiture, decay, waive or annulment, as per sections 138 to 144 of the LGT and according to the proceedings in the regulation.

Single Paragraph. The termination statement shall not elide the application of the adequate punishments, as per provisions hereof, by the wrongdoings performed by the AUTHORIZED .

Chapter XV

Legal Regime and Applicable documents

SECTION 15.1 – This Authorization is governed, without detracting the other integrant rules of the Brazilian Legal Order, by the LGT, and the regulations derived thereof.

SECTION 15.2 – In the exploitation of the services authorized hereby, the regulations of Anatel shall be complied, as part hereof, specially the documents related with the SMP Regulation.

SECTION 15.4 – In the interpretation of the norms and provisions hereof, shall be taken into consideration, aside from the documents referred to in this Chapter, the general hermeneutic rules and the norms and principles contained in the LGT.

Chapter XVI

Transitory Provisions

SECTION 16.1 – Until the Approval or the covenant of the VU-M, as per the option of the SMP provider, shall be maintained both the value of the Net Compensation , and the criteria for the processing and values conveyance between the providers of Cellular Mobile Services and the Fixed Commuted Telephone Service.

Chapter XVII

Venue

SECTION 17.1 - The Court of the Judiciary Section of the Federal Justice of Brasilia, Federal District , is hereby elected to settle any conflicts arising herefrom or relating hereto, to the exclusion of any other, however privileged.

Chapter XVIII

Final Provisions

SECTION 18.1 – This Authorization Term shall become in force after the disclosure of its extract in the Federal Official Gazette.

SECTION 18.2 – Except for the provisions herein entrusted, any other provisions of the Substituted Instrument become null, as per §2° of section 1.1.

IN WITNESS WHEREOF, the parties sign this document in 03 ( three) counterparts of equal tenor and form, in the presence of witnesses who also sign below, so that it will produce the due legal effects.

Brasília, the 10th of December of 2002.

On behalf of ANATEL:

LUIZ GUILHERME SCHYMURA DE OLIVEIRA
President of the Board

LUIZ TITO CERASOLI
Counselor

On behalf of the AUTHORIZED :

GILSON RONDINELLI FILHO
President

MARIA PAULA DE ALMEIDA MARTINS CANAIS
Executive Vice-President

Witnesses:

JARBAS JOSÉ VALENTE
4.346/D CREA-DF

BRUNO DE CARVALHO RAMOS
5.060.107.391/D CREA-SP

ATTACHMENT I
STATEMENT OF OPTION

According to what is provided in item 7 of the ADJUSTMENT RULE, TELESP Celular S.A., General Taxpayer’s register - CNPJ N.° 02.319.126/0001-59, herein represented by its President, GILSON RONDINELLI FILHO, Brazilian, married, engineer, ID Card – RG n° 4.347.710 - SSP/SP, opts for the submission to item 5 and its sub-items of the Norms of Compensation Criteria by the Use of the Nets of the Providers of Personal Mobile Service – SMP, approved by the Resolution n° 319, of the 27th of September of 2002, requesting the approval of the TU-M whose maximum value shall be the maximum value of the initial VU-M of its Service Area.

Brasília, the 10th of December of 2002.

GILSON RONDINELLI FILHO
President